SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                     __________________________________

                                 FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): February 26, 1999 (February 23, 1999)


                          GREIF BROS. CORPORATION
             (Exact name of registrant as specified in its charter)


     Delaware                          1-566            31-4388903
(State or other jurisdiction of     (Commission        (IRS Employer
incorporation)                      File Number)    Identification No.)

    425 Winter Road, Delaware, Ohio                        43015
(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:  (740) 549-6000


                                Not Applicable
         (Former name or former address, if changed since last report)



Item 4.		Changes in Registrant's Certifying Accountant.

(b)	On February 23, 1999, Greif Bros. Corporation, a Delaware corporation (the
"Company"), engaged the services of Ernst and Young LLP as its independent auditor for its fiscal year ending October 31, 1999. Ernst &
Young LLP has not been consulted by the Company concerning any accounting, auditing, or financial reporting issue during the Company's two fiscal years ended October 31, 1998, and the subsequent interim period prior to the Company's engagement of Ernst & Young LLP.


                                SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    GREIF BROS. CORPORATION



Date:  February 25, 1999            By /s/ Joseph W. Reed
                                    Joseph W. Reed, Chief Financial Officer